SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BALDWIN TECHNOLOGY'A

                    GABELLI SECURITIES, INC.
                                 9/26/03            3,700              .8700
                    GAMCO INVESTORS, INC.
                                 9/26/03           50,000              .8531
                                 9/22/03           45,000              .6304
                                 9/19/03            2,000-             .5500
                                 9/12/03            1,000-             .5500
                                 9/05/03            2,000              .5000
                                 8/14/03            8,000-             .4400
                                 8/07/03            2,000-             .5000
                                 7/30/03            5,500              .5725
                                 7/30/03            2,000-             .5800
                                 7/29/03            3,000-             .5700
                                 7/29/03            3,000-             .5700
                                 7/29/03            3,000              .5400
                    GABELLI ADVISERS, INC.
                                 8/22/03            3,000              .6400
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 9/02/03            5,000-             .5300


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

	    (2) PRICE EXCLUDES COMMISSION.